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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-1 of our reports dated (i) October 12, 1999, relating to the financial statements and financial statement schedule of Rudolph Technologies, Inc.; and (ii) September 7, 1999 related to the financial statements of Rudolph Research Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, New Jersey

October 12, 1999